EXHIBIT 99.1

          Cadence Financial Corporation Reports 2006 Results


    STARKVILLE, Miss--(BUSINESS WIRE)--Jan. 25, 2007--Cadence Financial Corporation (NASDAQ: CADE), a financial holding company whose principal subsidiary is Cadence Bank, N.A., today reported a 2.9% increase in net income to $14.2 million, or $1.37 per diluted share, for 2006. The company also reported fourth quarter net income of $4.3 million, or $0.36 per diluted share. Fourth quarter net income was up 31.4% from the fourth quarter of 2005.

    "Cadence reported record loans in 2006 and benefited from strong growth from existing markets and the contribution from the SunCoast and Seasons acquisitions made in the second half of the year," stated Lewis F. Mallory, Jr., chairman and chief executive officer of Cadence Financial Corporation. "Net loans jumped 42% to a record $1.2 billion, up from $851 million in 2005. Our existing operations accounted for about 44% of the loan growth and the two acquisitions accounted for 56% of new loans added in 2006."

    "We made dramatic progress in expanding our markets during the past 18 months. We launched de novo offices in Birmingham and Nashville, expanded our operations in Memphis and acquired banks in Florida and Georgia. Our plans for 2007 are focused on integrating the acquired banks, growing our existing markets and growing earnings," stated Mr. Mallory.

    Fourth Quarter Results

    Net interest income rose 18.0% to $13.6 million in the fourth quarter of 2006 compared with $11.6 million in the fourth quarter of 2005. The growth in net interest income was due to a 28.3% increase in average earning assets partially offset by a 29 basis point decrease in net interest margin. "Net interest margin was down at year-end due to higher deposit costs," continued Mr. Mallory. "Deposit costs rose 133 basis points since last year while average loan yields increased only 79 basis points."

    Total interest income rose 45.1% to $28.5 million for the fourth quarter of 2006 compared with $19.6 million in the fourth quarter of 2005. Interest and fees on loans increased 56.9% to $22.6 million due to a 79 basis point increase in average yields and a $334.3 million increase in average loan balances from the fourth quarter of 2005. Interest and dividends on investment securities rose 9.6% to $5.4 million compared with the fourth quarter of 2005 due to a $20.5 million increase in average investment securities and a 21 basis point increase in yield.

    Loan quality remained strong at year-end. Non-performing loans declined to 0.22% of outstanding loans in the fourth quarter of 2006 from 0.34% in the third quarter. Cadence's provision for loan losses was $500,000 in the fourth quarter of 2006 compared with $600,000 in the same period last year. The lower provision was reflected by a 4.8% decline in charge-offs in the fourth quarter of 2006 to $811,000, offset slightly by an increase in non-accrual loans and loans past due over 90 days that were up $118,000, or 4.5%, from the prior year's fourth quarter. At the end of the fourth quarter, the allowance for loan losses was $12.2 million, or 1.0% of total loans, compared with $9.3 million, or 1.1% of total loans, in the fourth quarter of 2005. The Company is funding its allowance for loan losses at the maximum level permitted by its evaluation of reserve adequacy.

    Net interest income after provision for loan losses rose 19.9% to $13.1 million in the fourth quarter compared with $11.0 million last year. The growth in net interest income was due to growth in earning assets, primarily loans, and improved credit quality compared with the prior year.

    Non-interest income rose 30.1% to $6.1 million compared with $4.7 million in the fourth quarter of 2005. The growth in non-interest income was due primarily to an increase in service charges on deposit accounts, higher trust department fees, an increase in mortgage loan fees and an increase in other non-interest income. Mortgage loan income rose 77.3% to $328,000 in the fourth quarter of 2006 compared with the fourth quarter of 2005. This was the first quarter-over-quarter increase in mortgage fee income in eight consecutive quarters. Mortgage activity was strong at year end. Other non-interest income almost doubled to $1.7 million due to the sale of the Company's credit card portfolio for a $488,000 gain and an $85,000 gain attributable to the sale of a real-estate parcel. Cadence reported $897,000 in other non-interest income in the fourth quarter of 2005.

    Non-interest expenses increased 15.5% to $13.6 million compared with the fourth quarter of 2005. The increase was due primarily to expenses associated with the de novo branch expansions into Birmingham and Nashville, including higher premises expense, salary and employee benefits, the acquisition of SunCoast Bancorp and Seasons Bancshares, and the addition of branches in Memphis.

    Income before taxes was $5.6 million in the fourth quarter of 2006 compared with $3.9 million in the fourth quarter of 2005. Income tax expense rose to $1.3 million compared with $607,000 in the fourth quarter of 2005. The tax rate for the fourth quarter of 2006 rose to 23.8% compared with 15.6% in the same period last year.

    Net income for the fourth quarter of 2006 rose 31.4% to $4.3 million compared with net income of $3.3 million in the fourth quarter of 2005. Diluted earnings per share were $0.36 in the fourth quarter of 2006 compared with $0.40 in the fourth quarter of 2005. Diluted weighted average shares outstanding rose 45.2% to 11.9 million due to Cadence's stock offering of 2.76 million shares that closed effective May 9, 2006 and the issuance of 922,000 shares for the SunCoast acquisition effective August 18, 2006.

    Return on average assets remained level with the fourth quarter of 2005. Return on average equity was 9.0% in the fourth quarter of 2006 compared with 11.1% in the fourth quarter of 2005.

    2006 Annual Results

    Net income for 2006 rose 2.9% to $14.2 million, or $1.37 per diluted share, compared with $13.8 million, or $1.68 per diluted share, in 2005. Diluted weighted average shares outstanding increased 26.2% to 10.3 million in 2006 from 8.2 million in 2005.

    Net interest income rose 11.7% to $50.5 million in 2006 compared with $45.2 million in the same period of 2005.

    Cadence's provision for loan losses declined 22.2% to $1.7 million in 2006 compared with $2.1 million last year. By comparison, net loans increased 42.2% over the same period in 2005. Net interest income after provision for loan losses was $48.8 million in 2006 compared with $43.1 million in 2005.

    Other income rose 0.3% to $20 million in 2006 compared with $19.9 million in 2005. Other non-interest income was $5.4 million in 2006 compared with $4.2 million in 2005. The 2006 results included a non-cash, non-operating impairment charge of $2.0 million related to certain Fannie Mae and Freddie Mac preferred stock. This was partially offset by a gain of $842,000 on the early extinguishment of approximately $13 million of Federal Home Loan Bank borrowings that were assumed as part of the acquisition of Enterprise National Bank in 2004, the fourth quarter gain of $488,000 due to the sale of the Company's credit card portfolio, and an $85,000 gain attributable to the sale of a real-estate parcel. These transactions represented a net loss of $377,000, or $0.04 per diluted share after tax in 2006. The 2005 results included a one-time gain of $836,000 related to the Company's sale of its interest in the Pulse card clearing network, or $0.06 per diluted share after tax.

    Return on average assets remained level with 2005. Return on average equity was 9.0% in 2006 compared with 11.8% in 2005.

    Book value per share was $16.15 at December 31, 2006, and $14.31 at December 31, 2005. Shareholders' equity was $192.0 million and $117 million at December 31, 2006 and 2005, respectively.

    2007 Expectations

    Cadence expects earnings for 2007 to be in the range of $1.35 to $1.43 per diluted share compared with $1.37 reported in 2006. The 2007 earnings estimate includes the additional shares attributable to a $50.6 million common stock offering completed in May and the acquisition of SunCoast Bancorp in August 2006. Fully diluted shares are estimated to be 11,888,000 in 2007 compared with 10,323,000 in 2006.

    Expectations for the first quarter of 2007 are for net income to be in the range of $0.33 - $0.36 per share. Cadence's 2006 first quarter GAAP net income was $0.40 per diluted share.

    Conference Call

    Cadence Financial Corporation will provide an on-line, real-time webcast and rebroadcast of its fourth quarter results conference call to be held tomorrow, January 26, 2007. The live broadcast will be available on-line at www.cadencebanking.com under investor information as well as www.investorcalendar.com beginning at 11:00 a.m. (Eastern
Time). The on-line replay will follow immediately and continue for 30 days.

    About Cadence Financial Corporation

    Cadence Financial Corporation is a $1.9 billion financial holding company providing full financial services, including banking, trust services, mortgage services, insurance and investment products in Mississippi, Tennessee, Alabama, Florida and Georgia. Cadence's stock is listed on the NASDAQ Global Select Market under the symbol CADE.

    Forward-Looking Statements

    This press release contains statements that are forward-looking as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are provided to assist in the understanding of anticipated future financial results. However, such forward-looking statements involve risks and uncertainties (including uncertainties relating to interest rates, management and operation of acquired operations and general market risks) that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and other reports filed with the Securities and Exchange Commission. Cadence Financial Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.


CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
DECEMBER 31,

(In thousands, except share data)

                                                  2006        2005
                                               ----------- -----------
ASSETS:

Cash and Due From Banks                           $41,124     $37,053
Interest Bearing Deposits Due From Banks           17,576       4,745
                                               ----------- -----------
  Total Cash and Due From Banks                    58,700      41,798

Securities:
 Securities Available-for-Sale                    425,102     418,685
 Securities Held-to-Maturity                       23,478      23,755
                                               ----------- -----------
   Total Securities                               448,580     442,440

Federal Funds Sold and
  Securities Purchased Under Agreements To
   Resell                                          24,804       1,324

Other Earning Assets                               17,554      16,913

Loans                                           1,222,946     860,644
Less: Allowance for Loan Losses                   (12,236)     (9,312)
                                               ----------- -----------
   Net Loans                                    1,210,710     851,332


Premises and Equipment, Net                        32,535      19,243
Interest Receivable                                12,345       8,765
Other Real Estate Owned                             4,561       5,131
Goodwill and Other Intangibles                     72,075      39,654
Other Assets                                       18,817      19,517
                                               ----------- -----------
   Total Assets                                $1,900,681  $1,446,117
                                               =========== ===========


LIABILITIES AND SHAREHOLDERS' EQUITY:

Non-Interest Bearing Deposits                    $178,018    $167,023
Interest Bearing Deposits                       1,282,505     954,661
                                               ----------- -----------
   Total Deposits                               1,460,523   1,121,684
Interest Payable                                    6,880       2,438
Federal Funds Purchased and
  Securities Sold Under Agreements to
   Repurchase                                      80,838      58,571
Federal Home Loan Bank Borrowings                 110,666      95,481
Subordinated Debentures                            37,114      37,114
Other Liabilities                                  12,662      13,845
                                               ----------- -----------
   Total Liabilities                            1,708,683   1,329,133

SHAREHOLDERS' EQUITY:

Common Stock - $1 Par Value, Authorized
 50,000,000 shares, Issued - 11,888,932
 Shares at December 31, 2006 and 9,615,806
 Shares at December 31, 2005                       11,889       9,616
Surplus and Undivided Profits                     186,802     143,265
Accumulated Other Comprehensive Income (Loss)      (6,693)     (8,160)
Treasury Stock at Cost (1,442,095 shares at
 December 31, 2005)                                     -     (27,737)
                                               ----------- -----------
 Total Shareholders' Equity                       191,998     116,984
                                               ----------- -----------
   Total Liabilities and Shareholders' Equity  $1,900,681  $1,446,117
                                               =========== ===========


CADENCE FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share data)

                          FOR THE THREE MONTHS  FOR THE TWELVE MONTHS
                           ENDED DECEMBER 31,     ENDED DECEMBER 31,
                         ---------------------- ----------------------
                            2006       2005        2006       2005
                         ----------- ---------- ----------- ----------
INTEREST INCOME:

Interest and Fees on
 Loans                      $22,605    $14,404     $74,182    $53,035
Interest and Dividends
 on Investment
 Securities                   5,402      4,931      21,500     19,480
Other Interest Income           444        273       1,312        669
                         ----------- ---------- ----------- ----------
   Total Interest Income     28,451     19,608      96,994     73,184


INTEREST EXPENSE:

Interest on Deposits         11,822      5,961      35,992     20,327
Interest on Borrowed
 Funds                        2,996      2,097      10,520      7,643
                         ----------- ---------- ----------------------
   Total Interest
    Expense                  14,818      8,058      46,512     27,970
                         ----------- ---------- ----------------------
   Net Interest Income       13,633     11,550      50,482     45,214
Provision for Loan
 Losses                         500        600       1,656      2,128
                         ----------- ---------- ----------- ----------
   Net Interest Income
    After Provision for
       Loan Losses           13,133     10,950      48,826     43,086
                         ----------- ---------- ----------- ----------


OTHER INCOME:

Service Charges on
 Deposit Accounts             2,291      1,955       8,878      7,952
Trust Department Income         679        631       2,341      2,219
Insurance Commission and
 Fee Income                     979        989       4,441      4,578
Mortgage Loan Fee Income        328        185         876        838
Other Non-Interest
 Income                       1,744        897       5,416      4,189
Gains (Losses) on
 Securities - Net                45          6          66        159
Impairment Loss on
 Securities                       -          -      (2,025)         -
                         ----------- ---------- ----------- ----------
   Total Other Income         6,066      4,663      19,993     19,935
                         ----------- ---------- ----------- ----------


OTHER EXPENSE:

Salaries and Employee
 Benefits                     7,827      6,145      28,766     24,934
Net Premises and Fixed
 Asset Expense                1,904      1,569       6,815      6,172
Other Operating Expense       3,823      4,020      14,101     13,639
                         ----------- ---------- ----------- ----------
   Total Other Expense       13,554     11,734      49,682     44,745
                         ----------- ---------- ----------- ----------


Income Before Income
 Taxes                        5,645      3,879      19,137     18,276
Applicable Income Tax
 Expense                      1,346        607       4,984      4,522
                         ----------- ---------- ----------- ----------
   Net Income                $4,299     $3,272     $14,153    $13,754
                         =========== ========== =========== ==========

Earnings Per Share:
   Basic                      $0.36      $0.40       $1.37      $1.68
   Diluted                    $0.36      $0.40       $1.37      $1.68
                         =========== ========== =========== ==========

Average Weighted Shares:
   Primary               11,882,826  8,171,450  10,322,821  8,166,211
   Diluted               11,886,625  8,188,222  10,328,908  8,181,768


CADENCE FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS

(in thousands, except per share data)

FOR THE THREE MONTHS ENDED DECEMBER 31:           2006        2005
                                                ----------  ----------

Net Earnings                                   $    4,299  $    3,272
Basic and Diluted Earnings Per Share                 0.36        0.40
Cash Dividends Per Share                             0.25        0.25

ANNUALIZED RETURNS
Return on Average Assets                              0.9%        0.9%
Return on Average Equity                              9.0%       11.1%


FOR THE TWELVE MONTHS ENDED DECEMBER 31:          2006        2005
                                                ----------  ----------

Net Earnings                                   $   14,153  $   13,754
Basic and Diluted Earnings Per Share                 1.37        1.68
Cash Dividends Per Share                             1.00        0.98

ANNUALIZED RETURNS
Return on Average Assets                              0.9%        1.0%
Return on Average Equity                              9.0%       11.8%


SELECTED BALANCES AT DECEMBER 31:                    2006        2005
                                                ----------  ----------

Total Assets                                   $1,900,681  $1,446,117
Deposits and Securities Sold Under Agreements
  to Repurchase                                 1,491,361   1,150,155
Loans                                           1,222,946     859,629
Total Securities                                  448,580     442,690
Shareholders' Equity                              191,998     116,984
Market Price Per Share                              21.67       23.79
Book Value Per Share                                16.15       14.31


CADENCE FINANCIAL CORPORATION

(amounts in thousands)
                                                       2006    2005
                                                     -----------------
LOAN DATA AT DECEMBER 31:
Nonaccrual Loans                                        1,470     538
Loans 90+ Days Past Due                                 1,262   2,076
Other Real Estate Owned                                 4,561   5,131


NET CHARGEOFFS FOR QUARTER
   ENDED DECEMBER 31                                      811     852

INTANGIBLE ASSET AMORTIZATION FOR QUARTER
   ENDED DECEMBER 31                                      364     297


CADENCE FINANCIAL CORPORATION
LOANS AND DEPOSITS BY STATE/REGION



AS OF DECEMBER 31, 2006:

                             MISSISSIPPI TUSCALOOSA BIRMINGHAM MEMPHIS
                             -----------------------------------------

LOANS                                34%         9%         5%     29%

DEPOSITS                             60%        12%         0%     16%



AS OF DECEMBER 31, 2005:

                             MISSISSIPPI TUSCALOOSA BIRMINGHAM MEMPHIS
                             -----------------------------------------

LOANS                                53%        11%         1%     34%

DEPOSITS                             68%        13%         0%     19%


AS OF DECEMBER 31, 2006:

                                       MIDDLE TN FLORIDA GEORGIA TOTAL
                                       -------------------------------

LOANS                                         6%     10%      6%  100%

DEPOSITS                                      1%      6%      5%  100%



AS OF DECEMBER 31, 2005:

                                       MIDDLE TN FLORIDA GEORGIA TOTAL
                                       -------------------------------

LOANS                                         0%      0%      0%  100%

DEPOSITS                                      0%      0%      0%  100%


CADENCE FINANCIAL CORPORATION
ANALYSIS OF NET INTEREST EARNINGS

(amounts in thousands)

                                        Average Balance
                          --------------------------------------------
                           Quarter     Quarter
                             Ended       Ended   Year Ended Year Ended
                            12/31/06   12/31/05   12/31/06   12/31/05
                          ----------- ---------- ---------- ----------
EARNING ASSETS:
  Net loans               $1,148,698   $814,360   $973,466   $808,796
  Federal funds sold and
   other interest-bearing
   assets                     33,669     26,355     25,893     20,111
  Securities:
     Taxable                 350,333    319,068    343,515    321,250
     Tax-exempt              109,017    119,756    116,328    123,513
                          ----------- ---------- ---------- ----------
Totals                     1,641,717  1,279,539  1,459,202  1,273,670
                          ----------- ---------- ---------- ----------

INTEREST-BEARING
 LIABILITIES:
  Interest-bearing
   deposits                1,207,480    927,014  1,061,250    938,410
  Borrowed funds, federal
   funds purchased and
   securities sold under
   agreements to
   repurchase and other
   interest-bearing
   liabilities               224,072    189,050    207,927    183,311
Totals                     1,431,552  1,116,064  1,269,177  1,121,721
                          ----------- ---------- ---------- ----------

Net amounts                 $210,165   $163,475   $190,025   $151,949
                          ----------- ---------- ---------- ----------


                                          Interest For
                          --------------------------------------------
                           Quarter     Quarter
                             Ended       Ended   Year Ended Year Ended
                            12/31/06   12/31/05   12/31/06   12/31/05
                          ----------- ---------- ---------- ----------
EARNING ASSETS:
  Net loans                  $22,605    $14,404    $74,182    $53,035
  Federal funds sold and
   other interest-bearing
   assets                        444        273      1,312        669
  Securities:
     Taxable                   4,300      3,707     16,641     14,433
     Tax-exempt                1,102      1,224      4,859      5,047
                          ----------- ---------- ---------- ----------
Totals                        28,451     19,608     96,994     73,184
                          ----------- ---------- ---------- ----------

INTEREST-BEARING
 LIABILITIES:
  Interest-bearing
   deposits                   11,822      5,961     35,992     20,327
  Borrowed funds, federal
   funds purchased and
   securities sold under
   agreements to
   repurchase and other
   interest-bearing
   liabilities                 2,996      2,097     10,520      7,643
Totals                        14,818      8,058     46,512     27,970
                          ----------- ---------- ---------- ----------

Net amounts                  $13,633    $11,550    $50,482    $45,214
                          ----------- ---------- ---------- ----------


                                         Yields Earned
                                       And Rates Paid (%)
                          --------------------------------------------
                           Quarter     Quarter
                             Ended       Ended   Year Ended Year Ended
                            12/31/06   12/31/05   12/31/06   12/31/05
                          ----------- ---------- ---------- ----------
EARNING ASSETS:
  Net loans                     7.81       7.02       7.62       6.56
  Federal funds sold and
   other interest-bearing
   assets                       5.23       4.11       5.07       3.33
  Securities:
     Taxable                    4.87       4.61       4.84       4.49
     Tax-exempt                 4.01       4.05       4.18       4.09
                          ----------- ---------- ---------- ----------
Totals                          6.88       6.08       6.65       5.75
                          ----------- ---------- ---------- ----------

INTEREST-BEARING
 LIABILITIES:
  Interest-bearing
   deposits                     3.88       2.55       3.39       2.17
  Borrowed funds, federal
   funds purchased and
   securities sold under
   agreements to
   repurchase and other
   interest-bearing
   liabilities                  5.30       4.40       5.06       4.17
Totals                          4.11       2.86       3.66       2.46
                          ----------- ---------- ---------- ----------

Net margin                      3.29       3.58       3.46       3.55
                          ----------- ---------- ---------- ----------

Note: Yields on a tax
 equivalent basis would
 be:
   Tax-exempt securities        6.17       6.24       6.43       6.29
                          ----------- ---------- ---------- ----------
   Total earning assets         7.10       6.28       6.83       5.96
                          ----------- ---------- ---------- ----------
   Net margin                   3.44       3.79       3.64       3.76
                          ----------- ---------- ---------- ----------

Tax equivalent income
   (in thousands)                593        659      2,616      2,718
                          ----------- ---------- ---------- ----------

    CONTACT: Cadence Financial Corporation
             Richard T. Haston, 662-324-4258